Exhibit 21.1

WARNER MUSIC GROUP CORP.

SUBSIDIARIES OF THE REGISTRANT

Legal Name	State or Jurisdiction of Incorporation or Organization
615 Music Library, LLC	Tennessee
A.P. Schmidt Company	Delaware
Alternative Distribution Alliance	New York
Artist Arena LLC	New York
Artist Arena International LLC	New York
Arts Music Inc.	Delaware
Asylum Records LLC	Delaware
Asylum Worldwide LLC	Delaware
Atlantic/143 L.L.C.	Delaware
Atlantic Mobile LLC.	Delaware
Atlantic/MR Ventures Inc.	Delaware
Atlantic Pix LLC.	Delaware
Atlantic Productions LLC.	Delaware
Atlantic Recording Corporation	Delaware
Atlantic Scream LLC.	Delaware
Audio Properties/Burbank, Inc.	California
BB Investments LLC.	Delaware
Big Beat Records Inc.	Delaware
Bulldog Island Events LLC.	New York
Bute Sound LLC.	Delaware
Cafe Americana Inc.	Delaware
Chappell Music Company, Inc.	Delaware
Cordless Recordings LLC.	Delaware
Cota Music, Inc.	New York
Cotillion Music, Inc.	Delaware
CRK Music Inc.	Delaware
E/A Music, Inc.	Delaware
East West Records LLC.	Delaware
Eleksylum Music, Inc.	Delaware
Elektra/Chameleon Ventures Inc.	Delaware
Elektra Entertainment Group Inc.	Delaware
Elektra Group Ventures Inc.	Delaware
FHK, Inc.	Tennessee
Fiddleback Music Publishing Company, Inc.	Delaware
Foster Frees Music, Inc.	California
Foz Man Music LLC.	Delaware
Ferret Music Holdings LLC	Delaware
Ferret Music LLC	New Jersey
Ferret Music Management LLC	New Jersey
Ferret Music Touring LLC	New Jersey
Fueled By Ramen LLC.	Delaware
Insound Acquisition Inc.	Delaware
Intersong U.S.A., LLC.	Delaware
J. Ruby Productions, Inc.	California
Jadar Music Corp.	Delaware
Lava Records LLC.	Delaware
LEM America, Inc.	Delaware
London-Sire Records Inc.	Delaware
Maverick Recording Company	California
Maverick Partner Inc.	Delaware
McGuffin Music Inc.	Delaware
Mixed Bag Music, Inc.	New York
MM Investment LLC.	Delaware
Nonesuch Records Inc.	Delaware
Non-Stop Cataclysmic Music, LLC.	Utah
Non-Stop International Publishing, LLC.	Utah

Legal Name	State or Jurisdiction of Incorporation or Organization
Non-Stop Music Holdings, Inc.	Delaware
Non-Stop Music Library, LLC.	Utah
Non-Stop Music Publishing, LLC.	Utah
Non-Stop Outrageous Publishing, LLC.	Utah
Non-Stop Productions, LLC.	Utah
Octa Music, Inc.	New York
P & C Publishing LLC	New York
Pepamar Music Corp.	New York
Rep Sales, Inc.	Minnesota
Revelation Music Publishing Corporation	New York
Rhino Entertainment Company	Delaware
Rhino/FSE Holdings LLC.	Delaware
Rhino Name and Likeness Holdings LLC.	Delaware
Rick’s Music Inc.	Delaware
Rightsong Music Inc.	Delaware
Roadrunner Records Inc.	New York
Ryko Corporation	Delaware
Rykodisc, Inc.	Minnesota
Rykomusic, Inc.	Minnesota
Sea Chime Music, Inc.	California
Six-Fifteen Music Productions, Inc.	Tennessee
SR/MDM Venture Inc.	Delaware
Summy-Birchard, Inc.	Wyoming
Super Hype Publishing, Inc.	New York
T-Boy Music, L.L.C.	New York
T-Girl Music, L.L.C.	New York
The All Blacks USA Inc.	Delaware
The Biz LLC.	Delaware
Tommy Valando Publishing Group, Inc.	Delaware
T.Y.S., Inc.	New York
Unichappell Music Inc.	Delaware
Upped.com LLC	Delaware
W.B.M. Music Corp.	Delaware
Walden Music Inc.	New York
Warner Alliance Music Inc.	Delaware
Warner Brethren Inc.	Delaware
Warner Bros. Music International Inc.	Delaware
Warner Bros. Records Inc.	Delaware
Warner/Chappell Music, Inc.	Delaware
Warner/Chappell Music (Services), Inc.	New Jersey
Warner/Chappell Production Music, Inc.	Delaware
Warner Custom Music Corp.	California
Warner Domain Music Inc.	Delaware
Warner-Elektra-Atlantic Corporation	New York
Warner Music Discovery Inc.	Delaware
Warner Music Distribution LLC	Delaware
Warner Music Inc.	Delaware
Warner Music Latina Inc.	Delaware
Warner Music Nashville LLC	Tennessee
Warner Music SP Inc.	Delaware
Warner Sojourner Music Inc.	Delaware
WarnerSongs Inc.	Delaware
Warner Special Products Inc.	Delaware
Warner Strategic Marketing Inc.	Delaware
Warner-Tamerlane Publishing Corp.	California
Warprise Music Inc.	Delaware
WB Gold Music Corp.	Delaware
WB Music Corp.	California
WBM/House of Gold Music, Inc.	Delaware
WBR/QRI Venture, Inc.	Delaware
WBR/Ruffnation Ventures, Inc.	Delaware

Legal Name	State or Jurisdiction of Incorporation or Organization
WBR/Sire Ventures Inc.	Delaware
WEA Europe Inc.	Delaware
WEA Inc.	Delaware
WEA International Inc.	Delaware
Wide Music, Inc.	California
WMG COE, LLC	Delaware
WMG Acquisition Corp.	Delaware
WMG Holdings Corp.	Delaware